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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 3, 2000

                      399 VENTURE PARTNERS, INC.



                      By: /s/ William T. Comfort
                         ---------------------------------------------
                         Name: William T. Comfort
                         Title: Chairman and Director



                      CITIBANK, N.A.


                      By: /s/ Kenneth S. Cohen
                         ---------------------------------------------
                         Name:  Kenneth S. Cohen
                         Title: Assistant Secretary


                      CITICORP



                      By: /s/ Kenneth S. Cohen
                         ---------------------------------------------
                         Name:  Kenneth S. Cohen
                         Title: Assistant Secretary


                      CITIGROUP HOLDINGS COMPANY


                      By: /s/ Kenneth S. Cohen
                         ---------------------------------------------
                         Name:  Kenneth S. Cohen
                         Title: Assistant Secretary


                      CITIGROUP INC.



                      By: /s/ Joan Caridi
                         --------------------------------------------
                         Name:  Joan Caridi
                         Title: Assistant Secretary